Exhibit 10.4

FIRST AMENDMENT

TO THE ROGERS CORPORATION

AMENDED AND RESTATED PENSION RESTORATION PLAN

WHEREAS, Rogers Corporation (the “Company”) established the Rogers Corporation Amended and Restated Pension Restoration Plan, effective as of January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to Article VI of the Plan, the Compensation and Organization Committee (the “Committee”) of the Company’s Board of Directors is authorized to amend the Plan, and the Committee has determined that amending the Plan is now appropriate and desirable.

NOW THEREFORE, that pursuant to the power reserved to the Committee under Article VI of the Plan, and by virtue of the authority delegated to the undersigned officer by vote of the Committee, the Plan as previously amended is hereby amended as follows:

1.             Section 4.9 of the Plan is hereby deleted in its entirety with respect to benefits accrued under the Plan on and after January 1, 2010.

EXCEPT AS AMENDED HEREIN, the terms of the Plan are confirmed and remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer this 30th day of September 2009.

ROGERS CORPORATION

By: /s/ Robert M. Soffer

Its: Vice President and Secretary